Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders



Nuveen Real Estate Income Fund
811-10491

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund. At this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement between
the Fund and Nuveen Fund Advisors, LLC.


   For
         13,012,260
   Against
              391,806
   Abstain
              419,681
   Broker Non-Votes
           3,363,620
      Total
         17,187,367


To approve a new sub-advisory
agreement between Nuveen Fund Advisors and Security
Capital Research & Management
 Incorporated.


   For
         12,905,462
   Against
              501,904
   Abstain
              416,381
   Broker Non-Votes
           3,363,620
      Total
         17,187,367



Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-242583, on June 19, 2014.